SUPPLY AGREEMENT

This Supply Agreement (“Agreement”) is entered into on May 10, 2017 by and between Healthy Life Pets, LLC, a limited liability company organized and existing under the laws of Wyoming, having its registered office at 668 North Coast Hwy, #414, Laguna Beach, CA 92651 (“HLP,” hereinafter referred to as “Seller”); and Dr. Geoff’s by PetLife, Inc. (“DGPL,” hereinafter referred to as “Buyer”), a company organized and existing under the laws of Maryland, which is a wholly-owned subsidiary of PetLife Pharmaceutics, Inc., a company organized and existing under the laws of Nevada, having its registered office at 38 West Main Street, Hancock, MD 21750 (“PTLF”); also referred to hereinafter individually as “Party” and collectively as the “Parties.”

WHEREAS, Buyer wishes to acquire the supply of the products defined below on the terms and conditions identified herein;

WHEREAS, Seller wishes to supply and deliver such products to Buyer;

NOW THEREFORE, for good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree as follows:

1. SUPPLY OF PRODUCTS

1.1	During the term of this Agreement and any extension hereof, the Seller shall sell and supply the products as set out in Schedule 1 hereto (“Products”) to Buyer, and Buyer shall buy from the Seller such Products on an exclusive basis.

1.2	The maximum quantity of the Products are set out in Schedule 2 hereto.

1.3	Seller shall provide to Buyer the technical information and material in regard to the Products as set out in Schedule 3 hereto.

1.4	Seller shall provide to Buyer the third-party manufacturer of the Product (“Third-Party Manufacturer”) and arrange for a transition between the Seller and the Third-Party Manufacturer to the Buyer and the Third-Party Manufacturer. The Third-Party Manufacturer is identified in Schedule 4 hereto.

2. ORDERS

2.1	Each purchase and sale between Buyer and Seller shall be evidenced by an order placed by Buyer (“Order” or in plural “Orders”) to Seller in accordance with the terms and conditions of this Agreement and the Seller shall accept such Orders in writing within 2 working days after receipt of the Order. If the Seller does not send a written order confirmation within 2 working days after receipt of the Order, the Order shall be deemed to be accepted by the Seller. As long as this Agreement is in force and effect the terms and conditions of this Agreement shall apply to all Orders and all order confirmations of Seller.

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2.2	Orders shall be placed by Buyer to Seller in writing (including, without limitation, by e-mail, fax, letter). Each Order shall contain

(a)	the Products and the quantity of each Product ordered by Buyer,

(b)	the price, and

(c)	the destination (address) of delivery (“Destination of Delivery”).

2.3	Neither the Seller’s terms and conditions of sale and delivery nor the Buyer’s terms and conditions of purchase shall apply to any purchase and sale made under this Agreement.

3. PRICE

3.1	The price (“Price”) for the Products on the basis of DDP, Destination of Delivery as determined in the Order, as specified in Schedule 5 hereof. The Price includes statutory VAT and other taxes, if any.

3.2	The price remains fixed for the period of the contract.

4. INVOICING AND PAYMENT

4.1	Buyer shall pay to Seller the Price for the Products ordered as defined in Schedule 5.

5. WAREHOUSED STOCK

5.1	The inventory is at a third-party warehouse and is available for immediate delivery.

6. TITLE AND RISK

6.1	Title and all risk of loss or damage to the Products shall pass from the Seller to Buyer when the Products shall be received and unloaded on the basis of DDP, Destination of Delivery as determined in the Order.

7. WARRANTY AND PRODUCT LIABILITY

7.1	The Seller warrant that the Products shall

(a)	conform to the technical and quality standard and specifications as set out in Schedule 3 hereto,

(b)	be safe, of good quality and free from any defect in manufacturing or material,

(c)	correspond strictly with any and all representations, descriptions, advertisements, brochures, drawings, specifications and samples made or given by Seller, and

(d)	fit for the purpose of healthy food for companion pets.

The Buyer shall have the right to inspect the received Products within 14 days after receipt of the delivery and shall inform the Seller within a further period of 3 working days of any apparent defect. Non-apparent defects shall be informed to the Seller within 14 days after they have become apparent.

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7.2	If the Products are defective and/or do not conform with the warranty given in Section 7.1 above (“Defective Products”), the Seller shall, at the option of the Buyer

(a)	replace the Defective Products with Products in accordance with the warranty set out in Section 7.1 above as soon as possible without any additional cost to the Buyer, or

(b)	repair the Products without any additional cost to the Buyer, or

(c)	reimburse the Buyer the Price paid for the Defective Products.

7.3	Seller shall indemnify and hold the Buyer harmless from and against all claims, actions, damages, losses, liabilities (including, without limitation, product liability claims) and other expenses (including legal fees and costs) which the Buyer may suffer or incur as a result of the delivery of Defective Products or a breach of the obligations set out in this Agreement by Seller.

7.4	Any claim made under the breach of the warranty obligation as defined in Sections 7.1 and 7.2 above shall endure for a period of 24 months after the date of delivery of the Products and any claim made under Section 7.3 above shall endure until the expiration of the relevant statutes of limitations.

8. MANAGEMENT REPORTING

8.1	Seller shall report to the Buyer on a monthly basis the following management information:
Inventory on hand

9. TERM AND TERMINATION

9.1	This Agreement shall come into force and effect on May 1, 2017 (“Effective Date”) and shall remain effective for a period of one (1) year. It shall remain in effect, unless

(a)	this Agreement terminates in accordance with Section 9.2 below.

(b)	the Buyer begins to use the Third-Party Manufacturer after the initial inventory order is completed.

9.2	Notwithstanding Article 9.1 above this Agreement may be terminated at any time by each party on written notice with immediate effect in the event that:

(a)	proceedings in bankruptcy or insolvency are instituted by or against the other party or a receiver, trustee, administrator or liquidator is appointed in respect of any part of the other party´s assets or any similar relief is granted under any applicable bankruptcy or equivalent law;

(b)	one party (the defaulting party) shall be in breach, non-observance or non-performance of any of its obligations in this Agreement and does not remedy the same within 14 days of notice of such failure or breach being served upon it by the other party (the non-defaulting party).

10. FORCE MAJEURE

10.1	In this Section “Force Majeure” shall mean any event beyond the reasonable control of the Buyer or Seller, and which is unavoidable, notwithstanding the reasonable care of the party affected, and shall include but not be limited to war, insurrection, riot, civil unrest, sabotage, boycott, embargo, explosion, fire, earthquake, flood, unavoidable accident, epidemic, act of God, action or inaction of any governmental official or agency (civil or military) and refusal of any licences or permits, if properly applied for.

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10.2	If either Party is prevented from or delayed in performing any of its obligations under this Agreement by an event of Force Majeure, then it shall notify the other in writing of the occurrence of such event and the circumstances thereof within fourteen (14) days after the occurrence of such event.

10.3	The Party who has given such notice shall be excused from the performance or punctual performance of its obligations under this Agreement for so long as the relevant event of Force Majeure continues and to the extent that such Party’s performance is prevented or delayed. The occurrence of any event of Force Majeure affecting either party shall not give rise to any claim for damages or additional costs and expenses suffered or incurred by reason of Force Majeure.

10.4	If the performance of the work by Buyer is substantially prevented or is delayed for an aggregate period of more than sixty (60) days on account of one or more events of Force Majeure during the currency of this Agreement, the Buyer and/or Seller may terminate this Agreement by giving written notice to Seller and/or the Buyer as the case may be.

11. NOTICES

All notices, requests, demands and other communications shall be in writing (including fax) in the English language and shall be addressed as follows (or to such other address as notified in writing by one party to the other party):

If to Buyer to:

Dr. Geoff’s by PetLife, Inc.

Attn: CEO

38 West Main Street

Hancock, MD 21750

With a copy to:

Lance Brunson, Esq.

Brunson Chandler & Jones PLLC

175 S. Main Street, Suite 1410

Salt Lake City, UR 84111

If to Seller to:

Healthy Life Pets, LLC

668 North Coast Hwy., #414

Laguna Beach, CA 92651

With a copy to:

_________________________

_________________________

_________________________

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12.	MISCELLANEOUS

12.1	This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

12.2	All disputes between the parties as to the validity, execution, performance, interpretation or termination of this Agreement will be submitted to the exclusive jurisdiction of the courts of Baltimore, Maryland.

12.3	All Schedules attached to this Agreement are incorporated herein and shall be part of this Agreement.

12.4	Except as otherwise specifically provided herein, neither party may assign this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other party.

IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement on the dates below to be effective on the Effective Date.

BUYER		SELLER

Dr. Geoff’s by PetLife, Inc.		Healthy Life Pets, LLC

By:	/s/ Ralph Salvagno	By:	/s/ Tracy Wardak
Name:	Ralph Salvagno	Name:	Tracy Wardak
Title:	CEO	Title:	Manager
Date:	May 10, 2017	Date:	May 10, 2017

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SCHEDULE 1: LIST OF PRODUCTS

Description	Part No.

Dr. Geoff’s Range Chicken Wet Food Can	10212
Dr. Geoff’s Wild Pacific Salmon Wet Food Can	10222
Dr. Geoff’s Farm Fresh Turkey Wet Food Can	10232
Antioxidant Power – Super Food	12402
Immuno Boost Phyto Food Formula	12412
Lids	LID
On-the-go Collapsible Bowl	SILBOWL01

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SCHEDULE 2: QUANTITY OF PRODUCTS

Description	Part No.	Qty. (a)

Dr. Geoff’s Range Chicken Wet Food Can	10212	317
Dr. Geoff’s Wild Pacific Salmon Wet Food Can	10222	317
Dr. Geoff’s Farm Fresh Turkey Wet Food Can	10232	317
Antioxidant Power – Super Food	12402	228
Immuno Boost Phyto Food Formula	12412	221
Lids	LID	1,100
On-the-go Collapsible Bowl	SILBOWL01	1,100

THIS INFORMATION IS PROPREITARY AND CONFIDENTIAL AND IS

BLACKED OUT FOR PUBLIC FILING

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SCHEDULE 3: TECHNICAL INFORMATION AND MATERIAL

HARVEST

%	INGREDIENT
21.5%	SALMON
16.1%	CHICKEN
16.1%	SARDINES
16.1%	CHICKEN LIVER
16.1%	TURKEY
10.48%	SALMON BROTH, CHICKEN BROTH, SARDINE BROTH, TURKEY BROTH
1.61%	TOMATOE PASTE
0.59%	WHOLE EGGS
0.53%	BREWERS YEAST
0.268%	SALT
0.268%	LOCUST BEAN GUM, GUAR GUM
0.008%	NATURAL VEGETABLE COLOR
0.0053%	CAT PREMIX VITAMIN
0.0053%	CAT PREMIX MINERAL
0.0026%	TAURINE
0.3328%	WATER

TURKEY

%	INGREDIENT
18.8%	TURKEY
18.8%	SARDINES
16.1%	CHICKEN LIVER
16.1%	SALMON
15.0%	BEEF LIVER
10.4%	TURKEY BROTH, SARDINE BROTH, SALMON BROTH
1.6%	TOMATO PASTE
1.0%	CARROTS
0.5%	WHOLE EGGS
0.26%	PEAS
0.26%	BREWERS YEAST
0.26%	SALT
0.26%	LOCUST BEAN GUM, GUAR GUM
0.008%	NATURAL VEGETABLE COLOR
0.0053%	CAT PREMIX VITAMIN
0.0053%	CAT PREMIX MINERAL
0.0026%	TAURINE
0.6388%	WATER

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CHICKEN

%	INGREDIENT
21.5%	CHICKEN
16.1%	CHICKEN LIVER
16.1%	SALMON
16.1%	BEEF LIVER
16.1%	SARDINES
10.48%	CHICKEN BROTH, SALMON BROTH, SARDINE BROTH
1.61%	TOMATO PASTE
0.59%	WHOLE EGG
0.53%	BREWERS YEAST
0.268%	SALT
0.268%	LOCUST BEAN GUM, GUAR GUM
0.008%	NATURAL VEGETABLE COLOR
0.0053%	CAT PREMIX VITAMIN
0.0053%	CAT PREMIX MINERAL
0.0026%	TAURINE
0.3328%	WATER

NEW FORMULA

%	INGREDIENT
20.4%	SARDINES
20.4%	SALMON
15.3%	CHICKEN
15.3%	CHICKEN LIVER
15.3%	TURKEY
9.9%	SARDINE BROTH
1.5%	TOMATOE PASTE
0.56%	WHOLE EGGS
0.51%	BREWERS YEAST
0.255%	SALT
0.255%	LOCUST BEAN GUM, GUAR GUM
0.0076%	NATURAL VEGETABLE COLOR
0.0051%	CAT PREMIX VITAMIN
0.0051%	CAT PREMIX MINERAL
0.00255%	TAURINE
0.26965%	WATER

THIS INFORMATION IS PROPREITARY AND CONFIDENTIAL AND IS

BLACKED OUT FOR PUBLIC FILING

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SCHEDULE 4: THIRD-PARTY MANUFACTURER

The Seller has set up the manufacturing of the products and accessories with the following:

Evanger’s Dog & Cat Food Co., Inc.

221 South Wheeling Road

Wheeling, IL 60090

847-537-0102

https://evangersdogfood.com/

THIS INFORMATION IS PROPREITARY AND CONFIDENTIAL AND IS

BLACKED OUT FOR PUBLIC FILING

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SCHEDULE 5: PRICES

Description	Part No.	Qty. (b)	Unit Cost (a)	Total

Dr. Geoff’s Range Chicken Wet Food Can	10212	317cases	$1.00	$3,804.00
Dr. Geoff’s Wild Pacific Salmon Wet Food Can	10222	317cases	$1.00	$3,804.00
Dr. Geoff’s Farm Fresh Turkey Wet Food Can	10232	317cases	$1.00	$3,804.00
Antioxidant Power – Super Food	12402	228	$11.25	$2,565.00
Immuno Boost Phyto Food Formula	12412	221	$11.25	$2,486.25
Lids	LID	1,100	$0.23	$253.00
On-the-go Collapsible Bowl	SILBOWL01	1,100	$1.09	$1,199.00

Total				$17,915.25

(a) Estimated

(b) Each case is 12 cans

50,000 shares of restricted common stock of PTLF, valued at $0.491 per share on the closing price on the date of the Letter of Intent, discounted to $0.358345 per share, or a discount of $6,634.75 shares of common stock, through a barter arrangement.

The 50,000 shares of common stock, after the Rule 144 restrictions have been removed, shall be subject to a Leak Out Agreement. The holder of the 50,000 shares of common stock agrees as part of this Agreement, to enter into a Leak Out Agreement which is a separate document to be entered into at Closing.

CERTAIN INFORMATION IS CONFIDENTIAL AND IS

BLACKED OUT FOR PUBLIC FILING

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